Exhibit 10.24

Spousal Consent

The undersigned, Tingting HUANG, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.: 35072119830805212X, is the lawful spouse of Yaona LIN, a PRC citizen with PRC Identification Card No.: 330327198303300959. I hereby unconditionally and irrevocably agree to the execution of the following documents (hereinafter referred to as the “Transaction Documents”) by Yaona LIN on December 23, 2014, and the disposal of the equity interests of Hangzhou Tuya Technology Co., Ltd. (“Hangzhou Tuya”) held by Yaona LIN and registered in his/her name according to the following documents:

(1)	The Equity Interest Pledge Agreement entered into with Hangzhou Aixiangji Technology Co., Ltd. (hereinafter referred to as the “WFOE”) and Hangzhou Tuya;

(2)	The Exclusive Option Agreement entered into with the WFOE and Hangzhou Tuya; and

(3)	The Power of Attorney executed by Yaona LIN.

I hereby undertake not to make any assertions in connection with the equity interests of Hangzhou Tuya which are held by Yaona LIN. I hereby further confirm that Yaona LIN can perform the Transaction Documents and further amend or terminate the Transaction Documents without the authorization or consent from me.

I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Transaction Documents (as may be amended from time to time).

I hereby agree and undertake that if I obtain any equity interests of Hangzhou Tuya which are held by Yaona LIN for any reasons, I shall be bound by the Transaction Documents and the Exclusive Business Cooperation Agreement entered into between the WFOE and Hangzhou Tuya as of December 23, 2014 (the “Exclusive Business Cooperation Agreement”) (as may be amended from time to time) and comply with the obligations thereunder as a shareholder of Hangzhou Tuya. For this purpose, upon the WFOE’s request, I shall sign a series of written documents in substantially the same format and content as the Transaction Documents and the Exclusive Business Cooperation Agreement (as may be amended from time to time).

Hereby Confirm.

/s/ Tingting HUANG
Name:	Tingting HUANG
Date:	December 23, 2014